SECURITIES AND EXCHANGE COMMISSION

                           Washington D.C. 20549

                                  Form 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                  Pursuant to Section 12(b) or (g) of the
                      Securities Exchange Act of 1934


                INTERNATIONAL BUSINESS MACHINES CORPORATION

           (Exact name of registrant as specified in its charter)


                                                         13-0871985
                  New York                            (I.R.S. Employer
          (State of Incorporation)                  Identification No.)

     Old Orchard Road, Armonk, New York                    10504

  (Address of principal executive offices)               (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class               Name of each exchange on which
             to be so registered               each class is to be registered

          6.50% Debentures due 2028            New York Stock Exchange, Inc.

          If this form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. x

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c)(2), please check the following box.

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     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None

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                              (Title of Class)

                                                                              2
Item 1.       Description of Registrant's Securities to be Registered.

          The description of the securities to be registered is contained in the Prospectus Supplement dated January 6, 1998, and the Prospectus dated December 10, 1997, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on January 7, 1998, each of which form a part of the Registrant's Registration Statement on Form S-3 (No. 333-40669), and is incorporated herein by reference.

Item 2.       Exhibits.

     I. The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

     2.1 - Form of the Registrant's 6.50% Debenture due 2028.

     2.2 - Indenture dated as of October 1, 1993, between the Registrant and The Chase Manhattan Bank, as Trustee (incorporated by reference to
Exhibit 4(a) to the Registration Statement on Form S-3 (No. 33-50537)), as supplemented by the First Supplemental Indenture dated as of December 15, 1995 relating to the Notes and the Debentures to be registered hereunder (incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-3 (No. 33-65119)).


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             INTERNATIONAL BUSINESS MACHINES CORPORATION
                             -------------------------------------------------
                                             (Registrant)


                             By:            /s/ Janet Andersen
                                            ----------------------------------
                                    Name: Janet Andersen
                                    Title: Assistant Treasurer


Date: January 8, 1998.